                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                      OLYMPIC CASCADE FINANCIAL CORPORATION
                  (Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                      OLYMPIC CASCADE FINANCIAL CORPORATION

                    Notice of Annual Meeting of Shareholders
                To Be Held Thursday, March 13, 2003 at 12:00 Noon

To the Shareholders:

The Annual Meeting of Shareholders of Olympic Cascade Financial Corporation (the "Company") will be held on March 13, 2003 at 12:00 Noon at the New York offices of the Company's subsidiary, National Securities Corporation ("National"), located at 120 Broadway, 27th Floor, New York, New York 10271, for the following purposes:

         1. To elect one Class II director to serve until the 2006 Annual Meeting of Shareholders and until his successor is elected and qualified;

         2. To ratify the appointment of Grassi & Co., CPAs, P.C. as independent public accountants for the fiscal year ending September 30, 2003; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on January 17, 2003 will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by any shareholder of record at the offices of the Company during market hours from March 3, 2003, through the time of the Annual Meeting.

                                        By Order of the Board of Directors

                                        Robert H. Daskal
                                        Acting Secretary

Chicago, Illinois
January 28, 2003

                      OLYMPIC CASCADE FINANCIAL CORPORATION
                            875 North Michigan Avenue
                                   Suite 1560
                             Chicago, Illinois 60611

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held March 13, 2003

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Olympic Cascade Financial Corporation, a Delaware corporation ("Olympic" or the "Company"), for use at the Annual Meeting of Shareholders to be held on March 13, 2003, and any adjournment or postponement thereof. The Annual Meeting will be held at 12:00 Noon (local time) at the New York offices of the Company's subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271. This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 are being mailed on or about January 28, 2003 to shareholders entitled to vote at the meeting.

Record Date and Voting Shares

The close of business on January 17, 2003 has been fixed as the record date ("Record Date") for determining the shareholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 3,290,635 shares of common stock, $.02 par value (the "Common Stock") and 27,825 shares of Series A Convertible Preferred Stock, $.01 par value (the "Preferred Stock"). Each share of Preferred Stock is convertible into Common Stock at the current conversion price of $1.50 per share, and the holder of each share of Preferred Stock is entitled to the number of votes equal to the number of shares into which such share of Preferred Stock could be converted at the record date. Accordingly, as of the record date there were 5,145,633 shares entitled to vote, consisting of Common Stock outstanding, or 3,290,635 shares, and Common Stock issuable upon conversion of the Preferred Stock, or 1,854,998 shares. Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

Directors are elected by a plurality of the votes, which means the nominee who receives the largest number of properly executed votes will be elected as a director. Shares that are represented by proxies that are marked "withhold authority" for the election of the director nominee will not be counted in determining the number of votes cast for that person.

The affirmative vote of a majority of the shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to ratify the appointment of Grassi & Co., CPAs, P.C. as the Company's independent auditors. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

Voting of Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the Class II director proposed by the Board of Directors unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Grassi & Co., CPAs, P.C. as independent public accountants for the fiscal year ending September 30, 2003, and in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the New York offices of the Company's subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspectors of Elections appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Shareholder Proposals for 2003 Annual Meeting of Shareholders

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2004 Annual Meeting must be received no later than October 1, 2003 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to Olympic Cascade Financial Corporation, c/o National Securities Corporation, 120 Broadway, 27th Floor, New York, New York 10271, Attention: Corporate Secretary.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

At the Annual Meeting, one Class II director will be elected by the shareholders to serve until the 2006 Annual Meeting of Shareholders and until his successor is elected and qualified. The accompanying form of proxy will be voted FOR the election of the nominee listed below to serve as a director, unless the proxy contains contrary instructions.

As of the Record Date, the Board of Directors of Olympic is as follows:

                                                                Year in Which
Name                                Class                     Term will Expire
----                                -----                     ----------------
Steven B. Sands                         I                          2005
Martin S. Sands                         I                          2005
Robert J. Rosan                        II                          2003
Mark Goldwasser                       III                          2004
Gary A. Rosenberg                     III                          2004
Peter Rettman                         III                          2004

The members of the Board of Directors of Olympic are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominee to serve as a Class II Director of the Board of Directors is set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominee for director listed below. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominee listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Each shareholder will be entitled to one vote for each share of Common Stock held as of the Record Date. Shares represented by your proxy will be voted in accordance with your direction as to the election as director of the person listed below as nominee. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Election requires the affirmative vote by the holders of a majority of the Common Stock voting at the Annual Meeting.

The following sets forth the names and ages of all directors and executive officers of the Company and its subsidiaries, all positions and offices to be held with the Company by such persons, and the principal occupations of each during the past five years.

Nominee for Director

                                                               Class and Year
                                                               In Which Term
Name                                  Age                        Will Expire
----                                  ---                      ---------------
Robert J. Rosan                        71                      Class II, 2006

The Board of Directors recommends a vote FOR the election of the nominee for Director of the Company.

Directors Not Standing for Election

                                                               Class and Year
                                                               In Which Term
Name                                  Age                        Will Expire
----                                  ---                      ---------------
Steven B. Sands                        44                       Class I, 2005

Martin S. Sands                        42                       Class I, 2005

Mark Goldwasser                        44                     Class III, 2004

Gary A. Rosenberg                      62                     Class III, 2004

Peter Rettman                          56                     Class III, 2004

Steven B. Sands                     Director
                                    Co-Chairman of Olympic

Steven B. Sands has served as Co-Chairman of the Company since December 28, 2001. He has served as Co-Chairman and Co-Chief Executive Officer of New York Stock Exchange member Sands Brothers & Co., Ltd., an investment banking and brokerage firm located in New York City, since 1990. Mr. Sands has been actively involved in the investment banking business since 1980, and has managed several investment partnerships affiliated with Sands Brothers over the course of the past five years. Mr. Sands currently serves as a director of The Pittsburgh Brewing Company, Critical Capital Growth Fund, L.P. and Sands Brothers Asset Management LLC. Mr. Sands received his BA degree from Hamilton College in 1980. Mr. Sands serves as a trustee of the Friends School in Locust Valley, New York.

Martin S. Sands                     Director
                                    Co-Chairman of Olympic

Martin S. Sands has served as Co-Chairman of the Company since December 28, 2001. He has served as Co-Chairman and Co-Chief Executive Officer of New York Stock Exchange member Sands Brothers & Co., Ltd., an investment banking and brokerage firm located in New York City, since 1990. Mr. Sands has been actively involved in the investment banking business since 1983, and has managed several investment partnerships affiliated with Sands Brothers over the course of the past five years. Mr. Sands serves as a director of Sands Brothers Asset Management, LLC. In October 2000, Mr. Sands was censured, fined and suspended by the New York Stock Exchange for a 90-day period from supervisory duties for his failure to reasonably discharge certain supervisory responsibilities at Sands Brothers. Mr. Sands has fully complied with the New York Stock Exchange Order. Mr. Sands received his BA from Union College in 1983.

Mark Goldwasser                     Director
                                    President and Chief Executive
                                      Officer of Olympic
                                    Chairman and Chief Executive
                                      Officer of National

Mr. Goldwasser has served as a director of the Company since December 28, 2001. He joined the Company in June 2000. He was named President in August 2000 and Chief Executive Officer in December 2001. Prior to joining the Company, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, he was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, he was the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, he was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his BA with Honors from the University of Capetown in 1979.

Gary A. Rosenberg                   Director

Mr. Rosenberg has served as a Director of the Company since its inception in February 1997 and served as its President from August 1997 until April 1998. He was appointed to the Board of National in December 1996. Mr. Rosenberg was Chairman and CEO of UDC Homes, Inc. (and its predecessors) from 1968 to 1994, and the Chairman (non-management) from 1994 to 1996. Presently, Mr. Rosenberg is Chairman, Chief Executive Officer and Director of Canterbury Development Corporation, a family held company with financial, technology, entertainment and real estate interests. He is also Chairman, President and CEO of One Stop Shop, Inc., a retail company serving homeowners and homebuyers; Chairman and Director of the Rosenberg Foundation; Founder and Chairman of the Real Estate Research Center; member of the Board at The Kellogg Graduate School of Management at Northwestern University; and a Trustee of St. Norbert College. Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

Peter Rettman                       Director
                                    Registered Representative
                                     of National

Mr. Rettman has served as a director of the Company since December 28, 2001. He has served as a Registered Representative of National Securities Corporation since December 1994. Mr. Rettman has taught investments at the University of Washington extension program since 1975, and is a speaker and presenter at national and regional stock broker training and development programs. Mr. Rettman currently serves as a director of International Bioproducts and Microplanet Corp.

Robert J. Rosan                     Director

Mr. Rosan has served as a director of the Company since December 28, 2001. He is a partner in the law firm of Rosan & Rosan P.C. His practice specializes in real estate, banking and contract law. Mr. Rosan has been a partner of Rosan & Rosan P.C. for thirty-one (31) years. Mr. Rosan received his LLB from Columbia Law School.

Executive Officers

Robert H. Daskal                    61 years old        Acting Chief Financial
                                                          Officer and
                                                          Acting Secretary

Mr. Daskal has served as Acting Chief Financial Officer and Acting Secretary of the Company since January 2002. Mr. Daskal served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from February 1997 through December 2001. From 1994 to 1997 Mr. Daskal was a Director, Executive Vice President and Chief Financial Officer of Inco Homes Corporation, and from 1985 to 1994 he was a Director, Executive Vice President-Finance and Chief Financial Officer of UDC Homes, Inc. (and its predecessors). Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois in 1967. He received his BBA and JD from the University of Michigan in Ann Arbor.

Michael A. Bresner                  58 years old        President of National

Mr. Bresner joined the Company in January 1998. In August 1998, he was named President of National. Prior to joining the Company, Mr. Bresner worked as Managing Director of H.J. Meyers, Inc., a position he held since 1990. Mr. Bresner served as Directing Editor of the Value Line Special Situations Service. Mr. Bresner is a Supervisory Analyst.

Director Compensation

Outside directors (i.e., directors who are not also officers or employees of the Company or of its subsidiary) are paid $1,000 per meeting attended in person, and $500 per meeting attended by telephone. Outside directors are also granted options to purchase 10,000 shares of the Company's Common Stock each year of their tenure, which fully vest six months after the date of issuance. The exercise price of such options equal or exceed fair market value of the Common Stock on the date of grant. The Company reimburses all directors for expenses incurred traveling to and from board meetings. The Company does not pay inside directors any compensation as a director.

Certain Relationships and Related Transactions

Messrs. Goldwasser, Rettman and Bresner have brokerage margin accounts with National. The transactions, borrowings and interest charges in these accounts are handled in the ordinary course of business and are consistent with similar third party customer accounts.

In fiscal year 2002, the Company completed a series of transactions under which certain new investors (collectively, the "Investors") obtained a significant ownership in the Company through a $1,572,500 investment in the Company and by purchasing a majority of shares held by Steven A. Rothstein, the former Chairman, Chief Executive Officer and principal shareholder of the Company (the "Investment Transaction"). The Investors included Triage Partners LLC ("Triage"), an affiliate of Sands Brothers & Co., Ltd., a New York Stock Exchange ("NYSE") member firm, and One Clark LLC ("One Clark"), an affiliate of Mark Goldwasser, the current Chief Executive Officer and President of the Company. The Investors purchased an aggregate of $1,572,500 of Series A Preferred Stock from the Company, which is convertible into Common Stock at a price of $1.50 per share. The Company incurred $100,000 of legal costs related to these capital transactions. In connection with the Investment Transaction, Triage also purchased 285,000 shares of Common Stock from Mr. Rothstein and his affiliates at a price of $1.50 per share. In addition, Mr. Rothstein and his affiliates granted Triage a three-year voting proxy on 274,660 shares, the balance of their Common Stock.

Concurrent with the Investment Transaction, two unrelated individual noteholders holding $2.0 million of the Company's debt converted one-half of their debt into the same class of Series A Preferred Stock that was sold in the Investment Transaction. The noteholders also had 100,000 of their 200,000 warrants to acquire shares of Common Stock repriced from an exercise price of $5.00 per share to $1.75 per share.

In the fourth quarter of fiscal year 2002, the Company raised an aggregate of $210,000 pursuant to the sale of Series A Preferred Stock (on the same terms and conditions as the equity sold to the Investors) to Mr. Rothstein.

In August 2001, Mr. Rothstein's IRA loaned the Company $50,000, pursuant to the terms of a Subordinated Promissory Note. The Note bears interest at a rate of 9% and is due in August 2004.

In March 2001, the Company had its initial closing of Robotic Ventures Fund I, L.P., a venture capital fund dedicated to investing in companies engaged in the business of robotics and artificial intelligence. As of September, 2001 the fund raised a total of $5.2 million, $265,000 of which was capital directly invested by the Company into the fund. The Company serves as the managing member of Robotic Ventures Group LLC, the general partner of the fund. As the managing member of the funds general partner, the Company is entitled to the 2% management fee paid by the fund. Additionally, the Company owns 24.5% of the funds general partner, which is entitled to 20% of the profits generated by the fund after the investors receive the return of their invested capital. Each of Messrs. Rothstein and Goldwasser own 7.5% of Robotic Ventures Group LLC.

Executive Compensation

The following table sets forth the cash compensation paid by the Company to each of its executive officers whose total annual salary and bonus exceeded $100,000 for fiscal year 2002 (the "Named Executive Officers") during the fiscal years ended 2002, 2001 and 2000:

                               ANNUAL COMPENSATION
                               -------------------

                                                                                               Long-Term
                                                                                             Compensation
                                                                               Other          Securities
                                            Year                               Annual         Underlying
Name and Capacity                           Ended   Salary(1)      Bonus      Compensation     Options
----------------------------------------------------------------------------------------------------------
Mark Goldwasser                             2002    $179,000     $      -       $ -              $ -
President and Chief Executive Officer       2001    $428,000     $ 25,000       $ -              $ -
                                            2000    $123,000     $      -       $ -              $ -

Robert H. Daskal                            2002    $109,000     $      -       $ -              $ -
Acting Chief Financial Officer              2001    $206,000     $ 60,000       $ -              $ -
  and Acting Secretary                      2000    $247,000     $ 30,000       $ -              $ -

Michael A. Bresner                          2002    $133,000     $      -       $ -              $ -
President of National                       2001    $300,000     $135,000       $ -              $ -
                                            2000    $350,000     $ 40,000       $ -              $ -

(1) Amounts include commissions earned in the normal course of business, fees received for corporate finance services and profit from the sale during the year of the Company's stock obtained through the exercise of options.

In April, July and August 2001, as part of the efforts to reduce overhead costs, management of the Company received a temporary reduction in compensation up to 84% of base salary, the majority of which has not yet been reinstated.

Option Grants In Last Fiscal Year

The Company has granted options to certain officers, directors, employees, investment executives and consultants. The options granted during the last fiscal year (adjusted for stock dividends) to the Named Executive Officers are as follows:

                                                     Option Grants in Last Fiscal Year
                          ----------------------------------------------------------------------------------------
                                                                                      Potential Realized Value
                           Number of       % of Total                                  at Assumed Annual Rates
                          Securities        Options                                  of Stock Price Appreciation
                          Underlying       Granted to                                      for Option Term
                            Options         Employees     Exercise    Expiration    ------------------------------
         Name               Granted      in Fiscal Year     Price        Date            5%              10%
-----------------------   ------------   ---------------  --------    ----------    --------------  --------------
Mark Goldwasser             15,000           12.80%        $ 2.00      02/12/07        $ 8,300        $ 18,300

The options exercised by the Named Executive Officers, and the fiscal year end value of unexercised options, are as follows:

                                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
                          -----------------------------------------------------------------------------------------------
                                                             Number of Securities               Value of Unexercised
                                                            Underlying Unexercised              In-the-Money Options
                             Shares                       Options at Fiscal Year End             at Fiscal Year End
                            Acquired        Value       -----------------------------     -------------------------------
         Name             on Exercise      Realized      Exercisable    Unexercisable      Exercisable      Unexercisable
-----------------------   -------------  -------------  -------------   -------------     ---------------  --------------
Mark Goldwasser                 -            $ -          207,000            -                 $ -               $ -

Robert H. Daskal                -            $ -           50,000            -                 $ -               $ -

Michael A. Bresner              -            $ -           99,250            -                 $ -               $ -

Employment Agreements

The Company has an employment agreement with Mr. Bresner dated July 1, 1999 and amended as of December 14, 2001, pursuant to which Mr. Bresner is paid a base annual salary of $350,000, plus bonuses and additional benefits offered other executives of the Company. As a result of several reductions in compensation, Mr. Bresner was effectively paid at the annual rate of $125,000 throughout fiscal year 2002. Mr. Bresner's agreement expires on June 30, 2004 and he is entitled to a lump sum severance payment, equaling two years' salary if his employment is terminated under certain circumstances. In the event of a change of control of the Company or National, Mr. Bresner may terminate his employment with the Company in exchange for a lump-sum payment of two years' base compensation, plus continuation for 18 months of certain employee benefits provided by the Company. Mr. Bresner agreed not to induce or solicit any customer of the Company to discontinue its relationship with the Company during the term of his employment and for a one-year period thereafter.

Pursuant to an agreement dated November 29, 2001, Mr. Goldwasser voluntarily terminated his employment agreement with the Company in exchange for a profit participation in National's branch office at 120 Broadway in New York City. The branch office consists of all the business activities conducted at 120 Broadway as of the date of the agreement, exclusive of retail brokerage activities. National's profit participation is 40% of the net profits generated by the branch office, and Mr. Goldwasser receives 20% of the net profits generated by the branch office.

As part of the Investment Transaction, Mr. Daskal entered into a Termination and Consulting Agreement with the Company dated December 14, 2001. The agreement with Mr. Daskal provided for the termination of all provisions and obligations pursuant to his Employment Agreement dated January 1, 1997 and amended as of July 1, 1999, his retention as a non-executive employee of the Company for a period of three months, and payment by the Company of a monthly consulting fee of $10,000 for a period of 27 months thereafter beginning April 1, 2002. Mr. Daskal subsequently agreed to serve as the Company's Acting Chief Financial Officer and Acting Secretary. The effective date of the payment of his monthly consulting fee has been correspondingly deferred.

Meetings and Committees of the Board Of Directors

During the fiscal year ended September 30, 2002, the Company's Board of Directors met or acted by unanimous written consent a total of 22 times. The Board of Directors has a Compensation Committee and an Audit Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the 2002 Fiscal Year.

Compensation Committee

The Company's Compensation Committee for the fiscal year 2002 consisted of Steven B. Sands, Martin S. Sands and Mark Goldwasser. The Committee believes the compensation paid to the Company's Executive Officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which the Company competes for executive talent.

Report of the Compensation Committee

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee is responsible for making recommendations to the Company's Board of Directors concerning the compensation of the Company's Chief Executive Officer and, based upon recommendations received from the Company's Chief Executive Officer, the compensation of the Company's other officers, consistent with employment contracts where appropriate.

The Company has a compensation program that consists of salary and performance bonus (that are generally reviewed annually) and stock options. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program, that provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

Annual cash bonuses are determined by action of the Board of Directors on recommendations made to it by its Compensation Committee. Stock options may be granted to key employees of the Company as determined by the Board of Directors pursuant to the Company's stock option plan that provides additional incentive to maximize stockholder value. The plans may also utilize vesting periods to encourage option recipients to continue in the employ of the Company. The Company grants stock options to its officers, directors, employees, investment executives and consultants.

Compensation of the Chief Executive Officer

As described above, pursuant to an agreement dated November 29, 2001, Mr. Goldwasser voluntarily terminated his employment agreement dated June 12, 2000 with the Company in exchange for a profit participation in National's branch office at 120 Broadway in New York City. The branch office consists of all the business activities conducted at 120 Broadway as of the date of the agreement, exclusive of retail brokerage activities. National's profit participation is 40% of the net profits generated by the branch office, and Mr. Goldwasser receives 20% of the net profits generated by the branch office. Consequently, for the year ended 2002, Mr. Goldwasser received $123,500 pursuant to this arrangement. The terms of the profit participation agreement has been established in recognition of Mr. Goldwasser's unique skills and importance to the Company. The amount of profit participation reflects the Committee's philosophy as stated above.

The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short and long-term rewards necessary to attract motivate and retain an excellent management team.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

The Company intends to comply with the requirements of Section 162 (m) of the Internal Revenue Code of 1986 for the fiscal year 2002.

                             Compensation Committee:
                                 Steven B. Sands
                                 Martin S. Sands
                                 Mark Goldwasser

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between any members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Audit Committee

The Audit Committee for the fiscal year 2002 consisted of Robert J. Rosan and Gary A. Rosenberg. The members are "independent" as defined in Section 121(A) of the listing standards of the American Stock Exchange.

On January 22, 2003, the Board adopted a charter for the Audit Committee, a copy of which is attached hereto as Exhibit A. Pursuant to the charter, the Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of the Company's annual financial statements, reviews drafts of the statements and monitors the functioning of the Company's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors.

Audit Committee Report

On December 16, 2002, the Audit Committee met to review the results of the 2003 audit. The Audit Committee reviewed the Company's audited financial statements as of and for the fiscal year ended September 30, 2002 with management and the Company's independent public accountants, Grassi & Co., CPAs, P.C. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with Grassi & Co., CPAs, P.C., their independence from management and from the Company.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended September 30, 2002 be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2002.

                                Audit Committee:
                                Gary A. Rosenberg
                                 Robert J. Rosan

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2002, the Company's insiders have complied with all Section 16(a) filing requirements applicable to them.

Comparison of Five-Year Cumulative Total Return

The following chart and graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return on the common equity of the companies in the AMEX U.S. Index and the AMEX Financial Index (the "Peer Group") for the period from October 1, 1997 to September 30, 2002. We assume a $100 investment on October 1, 1997, in each of Olympic Cascade Financial Corporation Common Stock, AMEX U.S. Index and the AMEX financial Index (the "Peer Group"), and further assume the reinvestment of all dividends.

                              Olympic                             AMEX
    Measurement Period        Cascade            AMEX           Financial
   (Fiscal Year Covered)     Financial        U.S. Index          Index
    -------------------      ---------        ----------          -----

           1997                100.00           100.00           100.00
           1998                 15.59           101.69           115.48
           1999                 62.34           126.40           109.02
           2000                 94.06           146.61           102.88
           2001                 37.10           116.34           121.96
           2002                  9.98           104.49           132.52

                           [Graph Appears Here]

Security Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table sets forth certain information with respect to persons known by the management of the Company to own beneficially more than five percent (5%) of the voting Securities of the Company as of January 17, 2003:

                                     Amount and Nature      Percentage
       Name and Address of             of Beneficial            of
        Beneficial Owner               Ownership (1)          Class
--------------------------------------------------------------------------
Steven B. Sands                         809,199 (2)           21.21%
90 Park Avenue
39th Floor
New York, NY 10016

Martin S. Sands                         809,199 (2)           21.21%
90 Park Avenue
39th Floor
New York, NY 10016

Mark Goldwasser                         777,433 (3)           19.33%
120 Broadway
27th Floor
New York, New York 10271

Gregory P. Kusnick and                  433,333 (4)           11.64%
Karen Jo Gustafson
P.O. Box 22443
Seattle, WA 98122

Gregory C. Lowney and                   433,333 (4)           11.64%
Maryanne K. Snyder
15207 NE 68th Street
Redmond, WA 98052

Steven A. Rothstein                     426,363 (5)           12.41%
875 North Michigan Avenue
Suite 1560
Chicago, Illinois 60611


(1) All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2) Includes 285,000 shares owned indirectly through Triage Partners LLC and 524,199 shares issuable upon conversion of 7,863 shares of Series A Preferred Stock owned indirectly though Triage Partners LLC. Does not include voting proxy granted to Triage Partners LLC over 274,660 shares owned directly and indirectly by Mr. Rothstein.

(3) Includes 524,133 shares issuable upon conversion of 7,862 shares of Series A Preferred Stock owned indirectly through One Clark LLC and 207,000 shares of vested unexercised stock options.

(4) Includes 333,333 shares issuable upon conversion of 5,000 shares of Series A Preferred Stock and 100,000 restricted stock warrants owned as joint tenants with rights of survivorship.

(5) Includes 88,750 shares owned by direct family members, and 92,510 shares, 140,000 shares issuable upon conversion of 2,100 shares of Series A Preferred Stock and 5,000 restricted stock warrants owned by retirement plan. Triage Partners LLC has been granted a voting proxy on 274,660 shares owned directly and indirectly by Mr. Rothstein.

Management

The following information is furnished as of January 17, 2003 as to each class of equity securities of the Company beneficially owned by all Directors and Named Executive Officers of the Company:

                                                                     Amount and Nature of
Name of Beneficial Owner                                             Beneficial Ownership          Percent of Class
---------------------------------------------------------------------------------------------------------------------
Steven B. Sands - Co-Chariman                                             809,199 (1)                   21.21%
Martin S. Sands - Co-Chairman                                             809,199 (1)                   21.21%
Mark Goldwasser - President and Chief Executive Officer                   777,433 (2)                   19.33%
Gary A. Rosenberg - Director                                               27,250 (3)                    0.82%
Peter Rettman - Director                                                  150,000 (4)                    4.36%
Robert J. Rosan - Director                                                 10,000                        0.30%
Michael A. Bresner - President of National                                 99,250 (5)                    2.93%
Robert H. Daskal - Acting Chief Financial Officer and                       1,875                        0.06%
Acting Secretary
All executive officers and directors of the Company as a                1,875,007 (6)                   38.80%
group (eight persons)

(1) Includes 285,000 shares owned indirectly through Triage Partners LLC and 524,199 shares issuable upon conversion of 7,863 shares of Series A Preferred Stock owned indirectly though Triage Partners LLC. Does not include voting proxy granted to Triage Partners LLC over 274,660 shares owned directly and indirectly by Mr. Rothstein.

(2) Includes 524,133 shares issuable upon conversion of 7,862 shares of Series A Preferred Stock owned indirectly through One Clark LLC and 207,000 shares of vested unexercised stock options.

(3) Includes 25,000 shares owned of vested unexercised stock options and 2,250 of restricted stock warrants.

(4)      Includes 150,000 restricted warrants to purchase Common Stock.

(5)      Includes only shares of vested unexercised stock options.

(6) Includes 1,048,332 shares issuable upon conversion of 15,725 shares of Series A Preferred Stock, 341,250 shares of vested unexercised stock options and 152,250 restricted stock warrants. Does not include voting proxy granted to Triage Partners LLC over 274,660 shares owned directly and indirectly by Mr. Rothstein.

                                   PROPOSAL 2
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed Grassi & Co., CPAs, P.C., as the independent public accountants for the Company for the fiscal year ending September 30, 2003. The Board of Directors requests that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for fiscal year 2003 and future years. One or more representatives of Grassi & Co., CPAs, P.C. may attend the Annual Meeting and, if so, will have an opportunity to make a statement if they so desire, and would be available to answer questions.

Fees for services performed by Grassi & Co., CPAs, P.C. during fiscal year 2002 relating to the audit of the consolidated annual financial statements and preparation of Federal and state income tax returns were approximately $148,000. During the fiscal year 2002, Grassi & Co., CPAs, P.C. provided no services and, therefore, billed no fees to the Company in connection with financial information systems design and implementation. Fees for other audit related services in fiscal year 2002 aggregated approximately $18,000.

The Proxyholders intend to vote the shares represented by proxy in favor of the ratification of the appointment of Grassi & Co., CPAs, P.C. as independent accountants, except to the extent a shareholder votes against or abstains from voting on this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Grassi & Co., CPAs, P.C. as independent public accountants for the Company in fiscal year 2003.

                                 OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Shareholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope in enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                                        By Order of the Board of Directors


                                        Robert H. Daskal
                                        Acting Secretary

                                    Exhibit A
                                    ---------

                      OLYMPIC CASCADE FINANCIAL CORPORATION

                             AUDIT COMMITTEE CHARTER

1. The Audit Committee shall consist of at least three members and shall be composed of directors who meet the requirements of The American Stock Exchange for directors serving on audit committees.

2.       The purposes of the Audit Committee are:

         (a) to oversee accounting and financial reporting policies and practices, internal controls and, as appropriate, the internal controls of certain service providers;

         (b) to oversee the quality and objectivity of financial statements and the independent audit thereof; and

         (c) to act as a liaison between the independent auditors and the full Board of Directors.

The function of the Audit Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control and the auditors' responsibility to plan and carry out a proper audit.

3. As the auditors are ultimately accountable to the Audit Committee and the Board of Directors, the Audit Committee has the following powers:

         (a) to recommend the selection, retention, or termination of auditors;

         (b) to ensure that the auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company;

         (c) to evaluate the independence of the auditors, and receive the auditors' specific representation as to their independence and make recommendations to the Board of Directors based on such evaluations;

         (d) to meet with the independent auditors, including private meetings, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the financial statements, including any adjustments to such statements recommended by the auditors; (iii) to consider the auditors' comments with respect to the financial policies, procedures and internal accounting controls of the Company and management's responses thereto; (iv) to discuss with the auditors the matters to be discussed by Statement on Accounting Standards No. 61 as modified or supplemented; and
                  (v) to review the form of opinion the auditors propose to render to the Board of Directors and shareholders;

         (e) to review with financial management and the independent auditors the 10-Q and 10-K prior to their filing or prior to the release of earnings;

         (f) to consider the effect upon the Company of any changes in accounting principles or practices proposed by management or the auditors;

         (g) to review the fees charged by the auditors for audit and non-audit services;

         (h) to investigate improprieties or suspected improprieties in Company operations; and

         (i) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate, including the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

4. The Audit Committee shall meet on a regular basis and is empowered to hold special meeting as circumstances require.

5. The Audit Committee shall regularly meet with the Board of Directors and with internal auditors, if any.

6. The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Company.

7. The Audit Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Corporate Standards of Conduct.

                     OLYMPIC CASCADE FINANCIAL CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       OLYMPIC CASCADE FINANCIAL CORPORATION.

        The undersigned shareholder of Olympic Cascade Financial Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Steven B. Sands, Martin S. Sands and Mark Goldwasser, and each of them, attornies and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of the Company, to be held on March 13, 2003 at 12:00 Noon local time at 120 Broadway, 27/th/ Floor, New York, New York 10271, and at any adjournments thereof, with respect to the following:

                                  Proposals:

        1. Election of Directors:

        [_] FOR the nominee listed below (except as marked to the contrary below)

        [_]  WITHHOLD AUTHORITY to vote for the nominee listed below

     INSTRUCTION: To withhold authority to vote for the individual nominee, strike a line through the nominee's name listed below.

                                    Robert J. Rosan

        2. To ratify the appointment of Grassi & Co., CPAs, P.C. as independent public accountants of the Company for the fiscal year ending September 30, 2003.

           [_] FOR                [_] AGAINST                [_] ABSTAIN

     (To be continued and signed on reverse side)

        This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the nominee named in proposal 1 and FOR proposal 2 as described herein.

        The Board of Directors recommends voting in favor of each of the two proposals.



                                          Signature:
                                                 ----------------------
                                          Date:
                                              -------------------------

                                          Signature:
                                                 ----------------------
                                                 (if held jointly)

                                          Note: Please sign exactly as
                                          your name appears hereon. If
                                          signing as attorney,
                                          executor, administrator,
                                          trustee, guardian or the
                                          like, please give your full
                                          title as such. If signing for
                                          a corporation, please give
                                          your title.
                                          PLEASE DATE, SIGN AND MAIL AT
                                          ONCE IN THE ENCLOSED POSTAGE
                                          PAID ENVELOPE.

                                      2